Exhibit 99.01
Valero Energy Corporation Reports First Quarter 2010 Results
SAN ANTONIO, April 27, 2010 — Valero Energy Corporation (NYSE: VLO) today reported for the first quarter of 2010 a loss from continuing operations of $101 million, or $0.18 per share, compared to first quarter 2009 income from continuing operations of $364 million, or $0.70 per share. For all periods shown in the accompanying tables, discontinued operations relate to the refinery in Delaware City, Delaware, which the company shut down during the fourth quarter of 2009.
The first quarter 2010 operating loss was $32 million, versus first quarter 2009 operating income of $593 million. The decline in operating income was mainly due to lower margins for most of the company’s refined products. Additionally, throughput volumes decreased from the first quarter of 2009 to the first quarter of 2010 by 254,000 barrels per day in large part due to the extended shutdown of the Aruba refinery.
“Industry refining margins and sour crude discounts expanded in the first quarter from the low levels experienced in the fourth quarter,” said Valero Chairman and CEO Bill Klesse. “Valero captured some of the margin expansion, but our performance was limited due to heavy maintenance at key refineries, including Port Arthur, Corpus Christi, St. Charles, Quebec, and Memphis. As a result of downtime, lost income in the first quarter is estimated at just over $200 million, or approximately $0.24 per share.
“The second quarter looks much better considering those refineries are back online, Memphis is completing a major turnaround, and our refining system is running well. So far in April, we’ve seen favorable sour crude discounts and very good margins in several of our markets for gasoline, diesel, and other products such as petrochemical feedstocks and asphalt. Also, West Coast margins are beginning to show improvement. At this rate, we expect to be profitable in April as well as the entire second quarter.
“Looking at the rest of the year, we are cautiously optimistic about our business. U.S. and global economic indicators continue to trend higher, which should lead to improved demand for our products. However, refining margins are likely to be constrained due to the ongoing abundance of spare refining capacity in the U.S., Western Europe, and Japan.
“Our other business units reported strong results in the first quarter. Retail had its best first quarter in Valero’s history with $71 million of operating income. Both the U.S. and Canadian retail operations continued to perform well. Ethanol earned $57 million of operating income in the first quarter, which was our second-highest quarter for ethanol since we entered the business last year. Also in the first quarter, we acquired three ethanol plants at values below replacement cost, and we were able to quickly restart the two plants that had not been operating. All ten of our ethanol plants are now operating,” said Klesse.

Regarding cash flows in the first quarter of 2010, capital spending was $611 million, of which $229 million was for turnaround and catalyst expenditures. The company invested $260 million to acquire three ethanol plants, which includes acquired working capital and is in addition to a $21 million deposit paid in the fourth quarter of 2009. Also in the first quarter, the company received a federal income tax refund of $923 million. The company completed a $1.25 billion debt offering in February, and then paid $294 million to redeem debt. The company paid $28 million in dividends on its common stock in the first quarter of 2010 and ended the quarter with $1.9 billion in cash and temporary cash investments.
“We made progress on our portfolio upgrading effort with the recent agreement to sell the terminal and shutdown refinery assets in Delaware City to PBF Energy Partners for $220 million. This transaction represents incremental cash flow and an appropriate value for those assets,” Klesse said. “We continue to look for options for our Aruba and Paulsboro refineries.”
“For 2010, we remain committed to our goal to achieve $100 million in pre-tax cost savings in addition to the savings generated last year, and we are on pace to beat that goal,” Klesse said. “All our employees are engaged to improve our performance and our efficiency to capture margins. Our capital spending target for 2010 remains at $2 billion, which is down $700 million versus last year. We continue to believe that the strategic actions we have taken should make Valero profitable in 2010, even if we experience a low-margin environment similar to 2009.”
Valero’s senior management will hold a conference call at 11:00 a.m. ET (10 a.m. CT) today to discuss this earnings release and provide an update on company operations. A live broadcast of the conference call will be available on the company’s web site at www.valero.com.
Valero Energy Corporation is a Fortune 500 company based in San Antonio with approximately 21,000 employees. The company owns or operates 15 refineries with a combined throughput capacity of approximately 2.8 million barrels per day. Valero is also a leading ethanol producer with ten ethanol plants in the Midwest with a combined capacity of 1.1 billion gallons per year, and is one of the nation’s largest retail operators with approximately 5,800 retail and branded wholesale outlets in the United States, Canada and the Caribbean under the Valero, Diamond Shamrock, Shamrock, Ultramar, and Beacon brands. Please visit www.valero.com for more information.
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “could,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2010 (1) (2)	2009 (2)
STATEMENT OF INCOME DATA:
Operating Revenues (3)	$19,643	$13,328

Costs and Expenses:
Cost of Sales	18,136	11,204
Operating Expenses	912	845
Retail Selling Expenses	173	169
General and Administrative Expenses (4)	97	145
Depreciation and Amortization Expense	357	350
Asset Impairment Loss (5)	—	22

Total Costs and Expenses	19,675	12,735

Operating Income (Loss)	(32)	593

Other Income (Expense), Net	11	(1)

Interest and Debt Expense:
Incurred	(147)	(119)
Capitalized	20	39

Income (Loss) from Continuing Operations
Before Income Tax Expense (Benefit)	(148)	512

Income Tax Expense (Benefit) (6)	(47)	148

Income (Loss) from Continuing Operations	(101)	364

Loss from Discontinued Operations, Net of Income Taxes (2)	(12)	(55)

Net Income (Loss)	$(113)	$309

Earnings (Loss) per Common Share:
Continuing Operations	$(0.18)	$0.70
Discontinued Operations	(0.02)	(0.10)

Total	$(0.20)	$0.60

Weighted Average Common Shares
Outstanding (in millions)	562	514

Earnings (Loss) per Common Share — Assuming Dilution:
Continuing Operations	$(0.18)	$0.70
Discontinued Operations	(0.02)	(0.11)

Total	$(0.20)	$0.59

Weighted Average Common Shares Outstanding —
Assuming Dilution (in millions) (7)	562	519

	March 31,	December 31,
	2010	2009
BALANCE SHEET DATA:
Cash and Temporary Cash Investments	$1,887	$825

Total Debt	$8,353	$7,400

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2010 (2)	2009 (2)
Operating Income (Loss) by Business Segment:
Refining	$(51)	$693

Retail:
U.S.	33	25
Canada	38	31

Total Retail	71	56

Ethanol (1)	57	—

Total Before Corporate	77	749
Corporate	(109)	(156)

Total	$(32)	$593

Depreciation and Amortization by Business Segment:
Refining	$311	$316

Retail:
U.S.	18	17
Canada	8	6

Total Retail	26	23

Ethanol (1)	8	—

Total Before Corporate	345	339
Corporate	12	11

Total	$357	$350

Operating Highlights:
Refining:
Throughput Margin per Barrel	$5.79	$8.87
Operating Costs per Barrel (5):
Refining Operating Expenses	$4.41	$4.00
Depreciation and Amortization	1.65	1.49

Total Operating Costs per Barrel	$6.06	$5.49

Throughput Volumes (Mbbls per Day):
Feedstocks:
Heavy Sour Crude	442	561
Medium/Light Sour Crude	464	568
Acidic Sweet Crude	42	107
Sweet Crude	642	553
Residuals	137	118
Other Feedstocks	128	161

Total Feedstocks	1,855	2,068
Blendstocks and Other	240	281

Total Throughput Volumes	2,095	2,349

Yields (Mbbls per Day):
Gasolines and Blendstocks	1,032	1,053
Distillates	659	809
Petrochemicals	68	61
Other Products (8)	357	423

Total Yields	2,116	2,346

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
Refining Operating Highlights by Region (9):
Gulf Coast:
Operating Income (Loss)	$(11)	$190

Throughput Volumes (Mbbls per Day)	1,137	1,315

Throughput Margin per Barrel	$6.08	$7.13

Operating Costs per Barrel (5):
Refining Operating Expenses	$4.44	$4.02
Depreciation and Amortization	1.74	1.51

Total Operating Costs per Barrel	$6.18	$5.53

Mid-Continent:
Operating Income (Loss)	$(11)	$173

Throughput Volumes (Mbbls per Day)	363	400

Throughput Margin per Barrel	$5.34	$9.98

Operating Costs per Barrel (5):
Refining Operating Expenses	$4.07	$3.72
Depreciation and Amortization	1.60	1.47

Total Operating Costs per Barrel	$5.67	$5.19

Northeast (2):
Operating Income	$2	$167

Throughput Volumes (Mbbls per Day)	333	358

Throughput Margin per Barrel	$5.80	$9.76

Operating Costs per Barrel:
Refining Operating Expenses	$4.27	$3.37
Depreciation and Amortization	1.47	1.20

Total Operating Costs per Barrel	$5.74	$4.57

West Coast:
Operating Income (Loss)	$(31)	$185

Throughput Volumes (Mbbls per Day)	262	276

Throughput Margin per Barrel	$5.20	$14.40

Operating Costs per Barrel:
Refining Operating Expenses	$4.97	$5.10
Depreciation and Amortization	1.54	1.83

Total Operating Costs per Barrel	$6.51	$6.93

Operating Income (Loss) for Regions Above	$(51)	$715
Asset Impairment Loss Applicable to Refining (5)	—	(22)

Total Refining Operating Income (Loss)	$(51)	$693

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
Retail — U.S.:
Company-Operated Fuel Sites (Average)	989	1,004
Fuel Volumes (Gallons per Day per Site)	4,942	4,984
Fuel Margin per Gallon	$0.139	$0.117
Merchandise Sales	$272	$266
Merchandise Margin (Percentage of Sales)	29.0%	30.4%
Margin on Miscellaneous Sales	$22	$23
Selling Expenses	$111	$114

Retail — Canada:
Fuel Volumes (Thousand Gallons per Day)	3,078	3,260
Fuel Margin per Gallon	$0.299	$0.250
Merchandise Sales	$52	$39
Merchandise Margin (Percentage of Sales)	31.5%	29.9%
Margin on Miscellaneous Sales	$10	$8
Selling Expenses	$62	$55

Ethanol (1):
Ethanol Production (Thousand Gallons per Day)	2,534	N/A
Gross Margin per Gallon of Ethanol Production	$0.63	N/A
Operating Costs per Gallon of Ethanol Production:
Ethanol Operating Expenses	$0.35	N/A
Depreciation and Amortization	0.03	N/A

Total Operating Costs per Gallon of Ethanol Production	$0.38	N/A

Average Market Reference Prices and Differentials
(Dollars per Barrel):
Feedstocks (at U.S. Gulf Coast):
West Texas Intermediate (WTI) Crude Oil	$78.67	$42.97
WTI Less Sour Crude Oil (10)	$3.10	$1.71
WTI Less Mars Crude Oil	$2.94	$(0.78)
WTI Less Maya Crude Oil	$8.90	$4.46

Products:
U.S. Gulf Coast:
Conventional 87 Gasoline Less WTI	$7.13	$8.14
No. 2 Fuel Oil Less WTI	$5.67	$10.85
Ultra-Low-Sulfur Diesel Less WTI	$7.49	$12.61
Propylene Less WTI	$17.61	$(6.49)
U.S. Mid-Continent:
Conventional 87 Gasoline Less WTI	$6.71	$8.58
Low-Sulfur Diesel Less WTI	$6.70	$11.64
U.S. Northeast:
Conventional 87 Gasoline Less WTI	$7.88	$8.14
No. 2 Fuel Oil Less WTI	$6.88	$13.43
Lube Oils Less WTI	$34.32	$67.10
U.S. West Coast:
CARBOB 87 Gasoline Less WTI	$10.58	$19.13
CARB Diesel Less WTI	$8.43	$13.70
New York Harbor corn crush (dollars per gallon)	$0.45	N/A

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon
Amounts) (Unaudited)

(1)
The information presented for the three months ended March 31, 2010 includes the operations related to the acquisition of seven ethanol plants from VeraSun Energy Corporation in the second quarter of 2009, consisting of ethanol plants located in Charles City, Fort Dodge, and Hartley, Iowa; Aurora, South Dakota; and Welcome, Minnesota purchased on April 1, 2009, and ethanol plants located in Albert City, Iowa and Albion, Nebraska purchased on April 9, 2009 and May 8, 2009, respectively. The information presented for the three months ended March 31, 2010 also includes the operations related to the acquisition of two ethanol plants from ASA Ethanol Holdings, LLC located in Bloomingburg, Ohio and Linden, Illinois on January 13, 2010 and one ethanol plant from Renew Energy LLC located in Jefferson, Wisconsin on February 4, 2010. The ethanol production volumes reflected in this earnings release for the three months ended March 31, 2010 are based on total production divided by 90 calendar days.

(2)
Due to the permanent shutdown of Valero’s refinery in Delaware City, Delaware during the fourth quarter of 2009, the results of operations of the Delaware City Refinery for both periods presented, as well as costs associated with the shutdown, are reflected as discontinued operations in this earnings release. The refining operating highlights, both consolidated and for the Northeast Region, presented in this earnings release exclude the Delaware City Refinery for both periods.

(3)	Includes excise taxes on sales by Valero’s U.S. retail system of $208 million and $204 million for the three months ended March 31, 2010 and 2009, respectively.

(4)
General and Administrative Expenses for the three months ended March 31, 2010 includes the recognition of a favorable settlement with one of Valero’s third-party insurers for $40 million. The settlement relates to Valero’s claim of insurance coverage in connection with losses incurred in prior periods, including a $40 million charge in the third quarter of 2009, related to certain litigation.

(5)
The Asset Impairment Loss for the three months ended March 31, 2009 relates primarily to the permanent cancellation of certain capital projects classified as “construction in progress” as a result of the unfavorable impact of the economic slowdown on refining industry fundamentals. Such loss has been reclassified from Operating Expenses and presented separately for comparability with the current presentation. The Asset Impairment Loss has been excluded from operating costs in determining operating costs per barrel, resulting in an adjustment to the operating costs per barrel previously reported in 2009. The after-tax amounts pertaining to the Asset Impairment Loss reflected in the Statement of Income Data is $14 million for the three months ended March 31, 2009.

(6)
The income tax benefit for the three months ended March 31, 2010 includes a charge of $16 million related to Valero no longer being able to deduct certain retiree prescription health care costs, to the extent of federal subsidies received beginning in 2013, in connection with provisions of the Patient Protection and Affordable Care Act, which was signed into law in March 2010.

(7)
Common equivalent shares have been excluded from the computation of diluted loss per common share for the three months ended March 31, 2010 as the effect of including such shares would be antidilutive. However, common equivalent shares have been included in determining earnings per common share for the three months ended March 31, 2009.

(8)	Primarily includes gas oils, No. 6 fuel oil, petroleum coke, and asphalt.

(9)
The regions reflected herein contain the following refineries: Gulf Coast- Corpus Christi East, Corpus Christi West, Texas City, Houston, Three Rivers, St. Charles, Aruba, and Port Arthur Refineries; Mid-Continent- McKee, Ardmore, and Memphis Refineries; Northeast- Quebec City and Paulsboro Refineries; and West Coast- Benicia and Wilmington Refineries.

(10)	The market reference differential for sour crude oil is based on 50% Arab Medium and 50% Arab Light posted prices.